EXHIBIT 99.1

PRESS RELEASE

                          Contact:
                          Amy Ford
                          Director of Investor Relations
                          Cabot Microelectronics Corporation
                                                (630) 499-2600

CABOT MICROELECTRONICS CORPORATION ANNOUNCES
$125 MILLION SHARE REPURCHASE PROGRAM

AURORA, IL, November 29, 2010 – Cabot Microelectronics Corporation (NASDAQ: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and growing CMP pad supplier to the semiconductor industry, today announced that its Board of Directors has authorized a share repurchase program for up to $125 million of the company’s outstanding common stock.

The new program will commence following the completion of the company’s existing $75 million share repurchase program.  The current program has $15 million remaining, which reflects $10 million of share repurchases in the current quarter. The new program represents the company’s fourth and largest repurchase program.  Similar to the previous programs, the new program is expected to be funded from the company’s available cash balance.  Share repurchases will be made from time to time, depending on market conditions, in open market transactions, at management’s discretion.

"The decision to increase the investment in our shares reflects our confidence in the long-term value of Cabot Microelectronics and our ability to continue to generate strong cash flow, throughout industry and economic cycles,” stated William P. Noglows, Cabot Microelectronics' Chairman and Chief Executive Officer.  “Our robust financial model and effective operating strategy should allow us to execute this significant program while continuing to re-invest in our business through research and development, capital expenditures and acquisitions.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and growing CMP pad supplier to the semiconductor industry. The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology. Since becoming an independent public company in 2000, the company has grown to approximately 925 employees on a global basis. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see “Risk Factors" in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.